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                                  EXHIBIT (1)


Finance Committee Resolutions

                       Establishment of Separate Account

         RESOLVED, that subject to the approval of the Commissioner of Insurance in the State of New Jersey and to such conditions as said Commissioner may impose, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, the Company hereby establishes a new commingled Variable Contract Account, The Prudential Variable Contract Account-24, to be suitably designated, to be primarily invested in shares of a management investment company registered under the Investment Company Act of 1940, as hereinafter provided, and to be used for contracts under which values or payments, or portions thereof, vary to reflect the investment results of said account; and

         FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) group variable contracts sold in connection with retirement arrangements that qualify for certain federal tax benefits and
(ii) such other assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under variable contracts funded in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such variable contracts, in shares of The Prudential Series Fund, Inc., an open-end diversified management investment Company of the series type, at the net asset value of such shares at the time of acquisition; and

         FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, a registration statement on behalf of the Account, as registrant, under the Investment Company Act of 1940 and to sign and file, or cause to be filed, an exemption application, including any amendments thereto, seeking an order under Section 6(c) of the Investment Company Act of 1940, which shall grant such exemptions from the provisions of that Act as may be necessary or desirable; and

         FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission on behalf of the Company as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration under the Securities





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Act of 1933 of the offering and sale of the group variable contracts funded in the Account to the extent they represent participating interests in the Account, and to pay the registration fees required in connection therewith; and

         FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act registration, exemption application and Securities Act registration statement as they may find necessary or desirable from time to time; and

         FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to any such Investment Company Act registration, exemption application and Securities Act registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and

         FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Investment Company Act registration, exemption application, and Securities Act registration and any and all amendments thereof; and

         FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such laws and regulations of the several states as may be applicable to the sale of the group variable contracts funded in the Account; and

         FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable including but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.


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
                           APPROVED BY
                           FINANCE COMMITTEE

                           /S/                                       Secretary
                           -----------------------------------------
                           NOV 10, 1986
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